UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2015

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On January 19, 2015, Methes Energies Canada, Inc. (“Methes Canada”), a wholly-owned subsidiary of Methes Energies International Ltd., a Nevada corporation (NASDAQ: MEIL) (the “Company”), entered into a Technology License Agreement with a U.S. based entity (the “Licensee”) pursuant to which it has granted the Licensee a non-exclusive license to use the Company’s design and software for a 3,000 liter per hour biodiesel processor to manufacture biodiesel processors for its own projects in the United States.  Pursuant to the agreement, the Company is to receive an initial license fee of $4 million and will be entitled to an additional $100,000 for each of the first 40 biodiesel processors manufactured by the Licensee.  Payment of the initial $4 million license fee is scheduled to be received on or before February 20, 2015.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 10.1, filed with this Current Report on Form 8-K.  A copy of the press release issued by the Company announcing its entry into the agreement is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Final Form of Technology License Agreement between Methes Canada and the Licensee, dated as of January 19, 2015.
99.1	Press release, dated January 20, 2015, announcing the Technology License Agreement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: January 23, 2015	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer